EXHIBIT 21


                         Subsidiaries of the Registrant
                         ------------------------------
         Name of Subsidiary                     Jurisdiction of Organization
         ------------------                     ----------------------------

Silgan Containers Corporation                            Delaware

Silgan Containers Manufacturing Corporation              Delaware

Silgan LLC                                               Delaware

Silgan Corporation                                       Delaware

Silgan Can Company                                       Delaware

Silgan Plastics Corporation                              Delaware

827599 Ontario Inc.                                      Ontario, Canada

Silgan Plastics Canada Inc.                              Ontario, Canada

828745 Ontario Inc.                                      Ontario, Canada